Exhibit 99.1

 Witness Systems Reports Third Quarter Results; Reports Record Revenue, Expands
                     Operating Margin, Issues 2006 Guidance


     ATLANTA--(BUSINESS WIRE)--(Oct. 26, 2005)--Witness Systems (NASDAQ: WITS), a leading global provider of workforce optimization software and services, today announced financial results for the third quarter of 2005. Under generally accepted accounting principles (GAAP), third quarter revenue was a record $47.1 million and net income was $0.02 per share. Software license revenue, excluding hardware, was a record $17.5 million in the quarter, an increase of 38 percent from $12.7 million in the third quarter of 2004 and an increase of three percent from $17.0 million reported in the second quarter of 2005.
     Year-to-date, GAAP revenue was $134.5 million, compared to $102.6 million in the first nine months of 2004. In 2005, year-to-date earnings per share were a loss of $0.30 per share compared to net income of $0.19 per share in the first nine months of 2004. The GAAP loss in 2005 is attributable to the acquisition of Blue Pumpkin Software, which was completed during the first quarter. In accounting for this acquisition, the company recorded a charge of $9.0 million for in-process research and development and incurred substantial increases in merger costs and amortization expense.
     "The third quarter marked another strong performance for Witness Systems," said Dave Gould, CEO. "We achieved record revenue, aided by strong software license performance in a seasonally soft quarter. Furthermore, we continued to move forward in delivering on our workforce optimization roadmap. Our Impact 360 framework is a significant milestone for the company and the industry. We're the only company delivering a packaged solution, allowing customers to solve bigger business problems more effectively and efficiently than any combination of point systems in the market today."
     Gould continued: "We are encouraged by the customer reaction to our new Impact 360 framework, and Witness Systems is well positioned as the contact center industry moves to its next generation of quality monitoring, workforce management and other performance improvement solutions. Our customers are leveraging Witness Systems' high-value software and services to transform their businesses."

     Adjusted Results of Operations

     Total adjusted revenue, which excludes hardware revenue, was a record $47.3 million in the third quarter, a 39 percent increase from 2004. Adjusted earnings per share were a record $0.18 per share, up from $0.16 per share in the second quarter and $0.11 per share in the same quarter one year ago. Year-to-date, adjusted revenue grew 38 percent to $134.0 million from $97.1 million in the first nine months of 2004. Year-to-date, adjusted earnings per share were $0.47 per share compared to $0.26 per share during the same period in 2004.
     The company's internal reporting and performance measurement programs are established on a basis that excludes certain non-cash (such as amortization of intangibles) and acquisition-related charges included in GAAP earnings. Hardware sales, which are considered incidental to the company's core business, are excluded from adjusted revenue. In addition, the company measures revenue from maintenance contracts acquired in business combinations based on their contract, not fair value, and accrues a pro-forma tax expense of 36 percent on pre-tax income. The company believes these adjusted (non-GAAP) results provide more meaningful information regarding those aspects of current operating performance that can be effectively managed and consequently, has developed its internal reporting and compensation systems using these measures. The reporting of these non-GAAP financial measures facilitates investors' understanding of the company's historical operating trends, provides a basis for more relevant comparisons to other companies in the industry and enables investors to evaluate the company's operating performance in a manner consistent with the company's internal basis of measurement.
     Adjusted results from operations are considered supplemental information and are not intended to be a substitute for the financial results reported under GAAP. Specifically, the adjustments and their impact on reported GAAP revenue and earnings per share are as follows:


                                 Three Months Ended Nine Months Ended
                                 September 30, 2005 September 30, 2005
                                 ------------------ ------------------
                                  Revenue     EPS    Revenue     EPS
                                 ---------- ------- ---------- -------
                                 (in thousands, except per share data)

GAAP results                       $47,149   $0.02   $134,479  ($0.30)
Difference between contract value
 and fair value of Blue Pumpkin
 maintenance                           997    0.03      3,498    0.13
Exclusion of hardware sales           (796)      -     (3,980)      -
Amortization of intangible assets
 included in cost of revenue                  0.08               0.25
Amortization of intangible assets
 included in operating expenses               0.05               0.16
In-process research and
 development expense                             -               0.33
Merger related costs                          0.04               0.14
Impact of fully diluted versus
 basic shares outstanding on
 earnings per share                              -              (0.04)
Difference between income taxes
 and pro forma tax expense at 36%            (0.04)             (0.20)
                                 ---------- ------- ---------- -------
Adjusted results (non-GAAP)        $47,350   $0.18   $133,997   $0.47
                                 ========== ======= ========== =======

     Customers Receiving Tangible Value From Workforce Optimization Solutions

     More than 100 new customers selected workforce optimization solutions from Witness Systems during the quarter, and the company experienced strong performance and accelerating momentum from its new products, including packaged quality and workforce management solutions. Workforce optimization is reinventing how traditional contact center technologies should be paired and redefining the alignment of people, processes and technology with the common goal of building customer loyalty.
     "The results indicate that customers are finding our much broader portfolio of software and services to be the most compelling set of workforce optimization solutions on the market," said Gould. With the launch of Witness Systems' Impact 360 framework, customers and partners see an even greater value proposition working with a single vendor that can provide significant economic, customer support and solution integration benefits.
     This quarter also introduced new strategic alliances, including Nortel's announcement that it selected Witness Systems for a strategic OEM partnership. Gould added: "Our relationship with Nortel reinforces our commitment to drive competitive advantage for our customers by providing faster and more efficient delivery of our solutions based on their specifications, and further validates our leadership position in the fast growing VoIP market."

     Financial Outlook

     "The strong results posted this quarter are particularly gratifying," said William Evans, CFO for Witness Systems. "Revenue and margins both reached record levels. The continued growth in adjusted earnings is a testament to the hard-working and dedicated talent across the global Witness Systems organization. We continue to develop and deliver compelling solutions to our customers who embrace our vision of optimizing workforce performance and capturing customer intelligence."
     The company currently expects to achieve adjusted revenue in the range of $48 to $49 million and non-GAAP adjusted earnings of $0.19 to $0.20 per share during the fourth quarter. Adjusted revenue excludes hardware revenue but includes the full value of maintenance contracts. Adjusted earnings excludes the impact of in-process R&D, merger costs and amortization of intangibles arising from acquisitions, but includes a pro forma tax expense of 36 percent. For 2006, the company expects to achieve adjusted revenue in the range of $208 to $213 million and non-GAAP adjusted earnings in the range of $0.81 to $.085 per share.

     Earnings Announcement Conference Call Details

     Witness Systems will conduct a live broadcast of the company's quarterly conference call that will be available online at www.streetevents.com or www.witness.com beginning at 5 p.m. ET on Wednesday, October 26, 2005. The online replay will be available at approximately 7 p.m. ET.

     About Witness Systems

     Witness Systems (NASDAQ: WITS) is a leading global provider of workforce optimization software and services. The company's solutions - which play a strategic role in the customer interaction centers of Global 2000 and small- and medium-sized businesses (SMBs) worldwide - also are deployed in IP Telephony and back office environments, and throughout the extended enterprise, including branch offices. Witness Systems' software is comprised of quality monitoring, compliance, high-volume and IP Telephony recording solutions, as well as workforce management, actionable learning and performance management applications. The company's solutions enable organizations to optimize their people, processes and technology throughout the enterprise. Witness Systems' customers benefit from an integrated business consulting, implementation and training methodology that supports a rapid deployment, enabling them to drive revenue, reduce operational costs, and achieve greater customer retention and loyalty. For additional information about Witness Systems, visit www.witness.com.

     Cautionary Note Regarding Forward-looking Statements

     Information in this release that involves Witness Systems' expectations, plans, intentions or strategies regarding the future are forward-looking statements that are not facts and involve a number of risks and uncertainties. They are identified by words such as "anticipates," "expects," "intends," "plans," "believes," "estimates," and similar expressions. These statements are based upon information available to Witness Systems as of the date of this release, and the company assumes no obligation to update any such forward-looking statement. Forward-looking statements believed true when made may ultimately prove to be incorrect. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and may cause actual results to differ materially from our current expectations. Some of the factors that could cause actual future results to differ materially from current expectations include fluctuations in customer demand and the timing of orders; the company's ability to manage its growth; the risk of new product introductions and customer acceptance of new products; the rapid technological change which characterizes the company's markets; the risks associated with international sales as the company expands its markets, including the risks associated with foreign currency fluctuations; the ability of the company to complete and integrate successfully any acquisitions or investments it may make; and the ability of the company to compete successfully in the future, as well as other risks identified under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's annual report on Form 10-K for the year ended December 31, 2004, and its Form 10-Q for the quarter ended June 30, 2005, as filed with the Securities and Exchange Commission. Witness, eQuality and the Witness logo are United States registered trademarks of Witness Systems, Inc., protected by laws of the U.S. and other countries. All other trademarks mentioned in this document are the property of their respective owners.


                        WITNESS SYSTEMS, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                  (unaudited, dollars in thousands)

                                            September 30, December 31,
                                                2005         2004
                                            ------------- ------------

Cash and cash equivalents                        $33,090      $42,641
Short-term investments                             1,493       33,842
Accounts receivable, net                          37,502       25,681
Other current assets                               6,519        4,627
                                            ------------- ------------
     Total current assets                         78,604      106,791
Property and equipment, net                        7,656        6,197
Intangible assets, net                            39,711       10,802
Goodwill                                          37,635            -
Other assets                                         879          709
                                            ------------- ------------
     Total assets                               $164,485     $124,499
                                            ============= ============

Accounts payable and accrued liabilities         $22,656      $20,762
Deferred revenue                                  26,229       25,406
                                            ------------- ------------
     Total current liabilities                    48,885       46,168
Deferred income tax liabilities                      942          254
Other long-term liabilities                        3,338        3,703
                                            ------------- ------------
     Total liabilities                            53,165       50,125
                                            ------------- ------------
     Total stockholders' equity                  111,320       74,374
                                            ------------- ------------
     Total liabilities and stockholders'
      equity                                    $164,485     $124,499
                                            ============= ============


                        WITNESS SYSTEMS, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
       (unaudited, dollars in thousands, except per share data)

                               Three Months Ended   Nine Months Ended
                                  September 30,       September 30,
                               ------------------- -------------------
                                   2005      2004      2005      2004
                               --------- --------- --------- ---------
Revenue:
  Product                       $18,306   $13,925   $53,592   $41,965
  Services                       28,843    21,332    80,887    60,662
                               --------- --------- --------- ---------
     Total revenue               47,149    35,257   134,479   102,627
Cost of revenue:
  Product                         4,543     2,737    13,803    10,361
  Services                       10,801     8,036    31,110    24,335
                               --------- --------- --------- ---------
     Total cost of revenue       15,344    10,773    44,913    34,696
                               --------- --------- --------- ---------
     Gross profit                31,805    24,484    89,566    67,931
Operating expenses:
  Selling, general and
   administrative                21,601    16,422    63,019    47,663
  Research and development        6,938     5,470    20,025    15,308
  Merger related costs            1,059       152     3,643       675
  Acquired in-process research
   and development charges            -         -     9,000         -
                               --------- --------- --------- ---------
     Total operating expenses    29,598    22,044    95,687    63,646
                               --------- --------- --------- ---------
     Operating income (loss)      2,207     2,440    (6,121)    4,285
Interest and other income, net      245       435       439       743
                               --------- --------- --------- ---------
     Income (loss) before
      provision for income
      taxes                       2,452     2,875    (5,682)    5,028
Provision for income taxes        1,822       (68)    2,472       101
                               --------- --------- --------- ---------
     Net income (loss)             $630    $2,943   ($8,154)   $4,927
                               ========= ========= ========= =========

Net income (loss) per share       $0.02     $0.11    ($0.30)    $0.19
                               ========= ========= ========= =========

Shares used in computing net
 income (loss) per share         30,097    26,202    26,938    25,745



     CONTACT: Witness Systems, Atlanta
              William Evans, 770-754-1915
              bevans@witness.com
              or
              Ryan Hollenbeck
              Witness Systems, 770-754-1962
              rhollenbeck@witness.com